Exhibit 3.207

Notice of General Meeting Rowan Companies pie (the "Company") NOTICE IS HEREBY GIVEN that a General Meeting of the Company will be held at 5847 San Felipe, Suite 3300, Houston, Texas 77057, United States on 19 June 2019 at 10:00 a.m. CDT. You will be asked to consider, and ifthought lit, to pass 1he resolution set out below. The resolution wlll be proposed as a special resolution. SPECIAL RESOLUTION THAT RESOLUTION (A) the Company be re-registered as a private limited company under the Companies Act 2006; (!:l) the name of the Company be changed to Rowan Companies Limited; and (C) the regulations contained In the document attached to the notice of general meeting be approved and adopted as the articles of association of the Company In substitution for and to the exclusion of the existing articles of association. 1. Shareholders are entitled to appoint one or more proxies to attend, speak and vote on their behalf al the General Meeting. A Proxy need not be a member of the Company but must attend the General Meeting to represent you. 2. As an altematlve to appointing a proxy, any corporation which Is a member may appoint one or more corporate representallves who may exercise on Its behalf all Its powers as a member. 3. All shareholders of record as at midnight on 9 June 2019 shall have the right to attend, speak and vote at the General Meeting. 4. All forms of proxy must be returned by email to matthew.triggs@slaughterandmay.com (on behalf of the Company) by 10:00 a.m. CDT on 19 June 2019.

By order of the Board Michael T. McGulnty Company Secretary Registered Office: Cannon Place, 78 Cannon Street, London, EC4N 6AF Registered in England and Wales No. 07805263 668971744

Company No. 07805263 Rowan Companies Limited A R T I C L E S O F A S S O C I A T I O N (Adopted by special resolution passed on 19 June 2019)

Index to the Articles Part 1 Interpretation and Limitation of Liability 6 1. Exclusion of other regulations and defined terms 6 2. Liability of members 7 Part 2 Directors 8 Directors' Powers and Responsibilities 8 3. Directors' general authority 8 4. Shareholders' reserve power and effect of altering the articles 8 5. Directors may delegate 8 6. Committees 9 Decision-Making by Directors 9 7. Directors to take decisions collectively 9 8. Unanimous decisions 9 9. Calling a directors' meeting 10 10. Participation in directors' meetings 10 11. Quorum for directors' meetings 10 12. Chairing of directors' meetings 11 13. Casting vote 11 14. Transactions or arrangements with the company 11 15. Conflicts of interest requiring board authorisation 12 16. Directors May Vote When Interested 13 17. Records of decisions to be kept 13 18. Directors' discretion to make further rules 14 19. Change of name 14 Appointment of Directors 14

20. Methods of appointing directors 14 21. Termination of director's appointment 14 22. Appointment and removal of directors by majority shareholders 15 23. Directors' remuneration 15 24. Directors' expenses 16 Alternate Directors 16 25. Appointment and removal of alternate directors 16 26. Rights and responsibilities of alternate directors 17 27. Termination of alternate directorship 17 Part 3 Shares and Distributions 18 Shares 18 28. All shares to be fully paid 18 29. Powers to issue different classes of share 18 30. Payment of commissions on subscription for shares 18 31. Exclusion of pre-emption rights 18 32. Purchase of own shares 19 33. Company not bound by less than absolute interests 19 34. Share certificates 19 35. Replacement share certificates 19 36. Share transfers 20 37. Transmission of shares 20 38. Exercise of transmittees' rights 20 39. Transmittees bound by prior notices 21 Dividends and Other Distributions 21 40. Procedure for declaring dividends 21

41. Payment of dividends and other distributions 21 42. No interest on distributions 22 43. Unclaimed distributions 22 44. Non-cash distributions 23 45. Waiver of distributions 23 46. Distribution in specie on winding up 23 Capitalisation of Profits 24 47. Authority to capitalise and appropriation of capitalised sums 24 Part 4 Decision-Making by Shareholders 24 Organisation of General Meetings 25 48. Attendance and speaking at general meetings 25 49. Quorum for general meetings 25 50. Chairing general meetings 25 51. Attendance and speaking by directors and non-shareholders 26 52. Adjournment 26 Voting at General Meetings 27 53. Voting: general 27 54. Errors and disputes 27 55. Poll votes 27 56. Content of proxy notices 28 57. Delivery of proxy notices 28 58. Amendments to resolutions 29 59. Class meetings 29 Part 5 Administrative Arrangements 29 60. Means of communication to be used 29

61. When notice or other communication deemed to have been received 30 62. Company seals 30 63. No right to inspect accounts and other records 31 64. Provision for employees on cessation of business 31 Directors' Indemnity and Insurance 31 65. Indemnity 31 66. Insurance 32 67. Definitions 32 68. Scheme of Arrangement 32

Part 1 Interpretation and Limitation of Liability 1. Exclusion of other regulations and defined terms (1) No regulations or model articles contained in any statute or subordinate legislation, including those contained in Table A or the Model Articles, apply to the company. (2) In the articles, unless the context requires otherwise: “alternate director” has the meaning given in article 25; “appointor” has the meaning given in article 25; "articles" means the company's articles of association; "bankruptcy" includes individual insolvency proceedings in a jurisdiction other than England and Wales or Northern Ireland which have an effect similar to that of bankruptcy; “capitalised sum” has the meaning given in article 47; "chairman" has the meaning given in article 12; "chairman of the meeting" has the meaning given in article 50; "Companies Acts" means the Companies Acts (as defined in section 2 of the Companies Act 2006), in so far as they apply to the company; “Conflict” has the meaning given in article 15; “conflicts of interest” include a conflict of interest and duty and a conflict of duties and “interest” includes both direct and indirect interests; “contract” in article 14 includes any transaction or arrangement (whether or not constituting a contract); "director" means a director of the company, and includes any person occupying the position of director, by whatever name called; "distribution recipient" has the meaning given in article 41; "document" includes, unless otherwise specified, any document sent or supplied in electronic form; "fully paid" in relation to a share, means that the nominal value and any premium to be paid to the company in respect of that share have been paid to the company;

7 “group company” means a subsidiary undertaking or parent undertaking of the company or a subsidiary undertaking of any parent undertaking of the company; "holder" in relation to shares means the person whose name is entered in the register of members as the holder of the shares; "instrument" means a document in hard copy form; “Model Articles” means the model articles for private companies limited by shares contained in Schedule 1 of the Companies (Model Articles) Regulations 2008 (SI 2008/3229) as amended prior to the adoption of these articles; "paid" means paid or credited as paid; "participate", in relation to a directors' meeting, has the meaning given in article 10; “Permitted Situation” has the meaning given in article 15; “persons entitled” has the meaning given in article 47; "proxy notice" has the meaning given in article 56; "shareholder" means a person who is the holder of a share; "shares" means shares in the company; “Table A” means Table A in the schedule to the Companies (Tables A to F) Regulations 1985 (S.I. 1985 No. 805) (as amended by the Companies (Tables A to F) (Amendment) Regulations 1985 (S.I. 1985 No. 1052), the Companies (Tables A to F) (Amendment) Regulations 2007 (S.I. 2007 No. 2541) and the Companies (Tables A to F) (Amendment) (No.2) Regulations 2007 (S.I. 2007 No. 2826)); "transmittee" means a person entitled to a share by reason of the death or bankruptcy of a shareholder or otherwise by operation of law; and "writing" means the representation or reproduction of words, symbols or other information in a visible form by any method or combination of methods, whether sent or supplied in electronic form or otherwise. (3) Unless the context otherwise requires, other words or expressions contained in the articles bear the same meaning as in Companies Act 2006 as in force on the date when the articles become binding on the company. 2. Liability of members The liability of the members is limited to the amount, if any, unpaid on the shares held by them.

8 Part 2 Directors Directors' Powers and Responsibilities 3. Directors' general authority Subject to the articles, the directors are responsible for the management of the company's business, for which purpose they may exercise all the powers of the company. 4. Shareholders' reserve power and effect of altering the articles (1) The shareholders may, by special resolution, direct the directors to take, or refrain from taking, specified action. (2) No such special resolution invalidates anything which the directors have done before the passing of the resolution. (3) No alteration of the articles invalidates anything which the directors have done before the alteration was made. 5. Directors may delegate (1) Subject to the articles, the directors may delegate any of the powers which are conferred on them under the articles: (a) to such person or committee; (b) by such means (including by power of attorney); (c) to such an extent; (d) in relation to such matters or territories; and (e) on such terms and conditions; as they think fit. (2) If the directors so specify, any such delegation may authorise further delegation of the directors' powers by any person to whom they are delegated. (3) Where a provision in the articles refers to the exercise of a power, authority or discretion by the directors and that power, authority or discretion has been delegated by the directors to a committee, the provision shall be construed as permitting the exercise of the power, authority or discretion by the committee. (4) The directors may revoke any delegation in whole or part, or alter its terms and conditions.

9 6. Committees (1) Committees to which the directors delegate any of their powers must follow procedures which are based as far as they are applicable on those provisions of the articles which govern the taking of decisions by directors. (2) The directors may make rules of procedure for all or any committees, which prevail over rules derived from the articles if they are not consistent with them. Decision-Making by Directors 7. Directors to take decisions collectively (1) The general rule about decision-making by directors is that any decision of the directors must be either a majority decision at a meeting or a decision taken in accordance with article 8. (2) If: (a) the company only has one director, and (b) no provision of the articles requires it to have more than one director, the general rule does not apply, and the director may (for so long as he remains the sole director) take decisions without regard to any of the provisions of the articles relating to directors' decision-making. For the purpose of article 11, the quorum for the transaction of business by a sole director is one, and all other provisions of the articles apply with any necessary modification (unless a provision expressly provides otherwise). (3) If only one director is eligible to vote on any authorisation required under article 15, the general rule does not apply, and the eligible director may take decisions in relation to the relevant matter without regard to any of the provisions of the articles relating to directors’ decision-making. 8. Unanimous decisions (1) A decision of the directors is taken in accordance with this article when all eligible directors indicate to each other by any means that they share a common view on a matter. If an alternate director indicates that he shares the common view, his appointor need not also indicate his agreement. (2) Such a decision may take the form of a resolution in writing, at least one copy of which has been signed by each eligible director or to which each eligible director has otherwise indicated agreement in writing. A resolution signed by an alternate director need not also be signed by or agreed to by his appointor. (3) References in this article to eligible directors are to directors who would have been entitled to vote on the matter and whose vote would have been counted had it been proposed as a resolution at a directors' meeting.

10 (4) A decision may not be taken in accordance with this article if the eligible directors would not have formed a quorum at such a meeting. 9. Calling a directors' meeting (1) Any director may call a directors' meeting by giving notice of the meeting to the directors or by authorising the company secretary (if any) to give such notice. (2) Notice of any directors' meeting must indicate: (a) its proposed date and time; (b) where it is to take place; and (c) if it is anticipated that directors participating in the meeting will not be in the same place, how it is proposed that they should communicate with each other during the meeting. (3) Notice of a directors' meeting must be given to each director, but need not be in writing. (4) Notice of a directors' meeting need not be given to directors who waive their entitlement to notice of that meeting, by giving notice to that effect to the company either before or after the date on which the meeting is held. Where such notice is given after the meeting has been held, that does not affect the validity of the meeting, or of any business conducted at it. 10. Participation in directors' meetings (1) Subject to the articles, directors “participate” in a directors' meeting, or part of a directors' meeting, when: (a) the meeting has been called and takes place in accordance with the articles, and (b) they can each communicate to the others any information or opinions they have on any particular item of the business of the meeting. (2) In determining whether directors are participating in a directors' meeting, it is irrelevant where any director is or how they communicate with each other. (3) If all the directors participating in a meeting are not in the same place, they may decide that the meeting is to be treated as taking place wherever any of them is. 11. Quorum for directors' meetings (1) At a directors' meeting, unless a quorum is participating, no proposal is to be voted on, except a proposal to call another meeting.

11 (2) Subject always to articles 7(2) and 7(3), the quorum for directors' meetings may be fixed from time to time by a decision of the directors, but it must never be less than two, and unless otherwise fixed it is two. (3) Subject always to article 7(2), if the total number of directors for the time being in office is less than the quorum required, the directors must not take any decision other than a decision: (a) to appoint further directors, or (b) to call a general meeting so as to enable the shareholders to appoint further directors. 12. Chairing of directors' meetings (1) The directors may appoint a director to chair their meetings. (2) The person so appointed for the time being is known as the “chairman”. (3) The directors may terminate the chairman's appointment at any time. (4) If the chairman is not participating in a directors' meeting within ten minutes of the time at which it was to start, the participating directors may appoint one of themselves to chair it. 13. Casting vote (1) If the numbers of votes at a meeting of directors for and against a proposal are equal (ignoring any votes which are to be discounted in accordance with the articles or the Companies Acts), the chairman or other director chairing the meeting has a casting vote. (2) Article 13(1) does not apply in respect of a particular meeting (or part of a meeting) if, in accordance with the articles, the chairman or other director is not to be counted as participating in the decision-making process for quorum or voting purposes. 14. Transactions or arrangements with the company (1) Provided that he has disclosed to the directors the nature and extent of any interest of his in accordance with and to the extent required by the Companies Acts, a director notwithstanding his office: (a) may be a party to, or otherwise interested in, any contract with the company or in which the company is otherwise interested; (b) may be a director or other officer of, or employed by, or a party to any contract with, or otherwise interested in, any group company or in any body corporate promoted by the company or any group company or in which the company or any group company is interested;

12 (c) may act by himself or his firm in a professional capacity for the company (otherwise than as auditor). (2) For the purposes of this article: (a) a director shall be deemed to have disclosed the nature and extent of an interest which consists of him being a director, officer or employee of any group company; and (b) a general notice given to the directors that a director is to be regarded as having an interest of the nature and extent specified in the notice in any contract in which a specified person or class of persons is interested shall be deemed to be a disclosure that the director has an interest in any such contract of the nature and extent so specified. (3) Where a director is a director or other officer of, or employed by, a group company, he: (a) may in exercising his independent judgement take into account the success of other group companies as well as the success of the company; and (b) shall in the exercise of his duties, where that other group company is a parent company, have a duty of confidentiality to the parent company in relation to confidential information of the parent company, but he shall not be restricted by any duty of confidentiality to the company from providing information to any parent company. 15. Conflicts of interest requiring board authorisation (1) The directors may, subject to the quorum and voting requirements set out in the articles, authorise any matter which would otherwise involve a director breaching his duty under the Companies Acts to avoid conflicts of interest (“Conflict”). (2) Any director (including the relevant director) may propose that the relevant director be authorised in relation to any matter the subject of a Conflict. Such proposal and any authority given by the directors shall be effected in the same way that any other matter may be proposed to and decided upon by the directors under the provisions of the articles save that the relevant director shall not count towards the quorum nor vote on any resolution giving such authority and save further that if there are insufficient directors eligible to vote and therefore to form a quorum, article 7(3) will apply. (3) Where the directors give authority in relation to a Conflict: (a) the terms of the authority shall be recorded in writing (but the authority shall be effective whether or not the terms are so recorded); and (b) the directors may revoke or vary such authority at any time but this will not affect anything done by the relevant director prior to such revocation or variation in accordance with the terms of such authority.

13 (4) Where the directors give authority in relation to a Conflict or where any of the situations referred to in article 14(1) (“Permitted Situation”) applies: (a) the directors may (whether at the relevant time or subsequently) (i) require that the relevant director is excluded from the receipt of information, the participation in discussion and/or the making of decisions (whether at meetings of the directors or otherwise) related to the Conflict or Permitted Situation; and (ii) impose upon the relevant director such other terms for the purpose of dealing with the Conflict as it may determine; (b) the relevant director will be obliged to conduct himself in accordance with any terms imposed by the board in relation to the Conflict or Permitted Situation; and (c) the directors may provide that where the relevant director obtains (otherwise than through his position as a director of the company) information that is confidential to a third party, the director will not be obliged to disclose that information to the company, or to use or apply the information in relation to the company’s affairs, where to do so would amount to a breach of that confidence. (5) A director shall not, by reason of his office or of the fiduciary relationship thereby established, be liable to account to the company or the members for any remuneration, profit or other benefit realised by reason of his having any type of interest in a Conflict authorised under this article or in any Permitted Situation and no contract shall be liable to be avoided on the grounds of a director having any such interest. 16. Directors May Vote When Interested (1) Subject where applicable to disclosure in accordance with the Companies Acts or the articles and subject to any terms imposed by the directors in relation to any Conflict or Permitted Situation, a director shall be entitled to vote in respect of any matter in which he is interested directly or indirectly and if he shall do so his vote shall be counted and, whether or not he does, his presence at the meeting he shall be taken into account in ascertaining whether a quorum is present. (2) Subject to paragraph (3), if a question arises at a meeting of directors or of a committee of directors as to the right of a director to participate in the meeting (or part of the meeting) for voting or quorum purposes, the question may, before the conclusion of the meeting, be referred to the chairman whose ruling in relation to any director other than the chairman is to be final and conclusive. (3) If any question as to the right to participate in the meeting (or part of the meeting) should arise in respect of the chairman, the question is to be decided by a decision of the directors at that meeting, for which purpose the chairman is not to be counted as participating in the meeting (or that part of the meeting) for voting or quorum purposes. 17. Records of decisions to be kept The directors must ensure that the company keeps a record, in writing, for at least 10 years from the date of the decision recorded, of every unanimous or majority decision taken by the directors.

14 18. Directors' discretion to make further rules Subject to the articles, the directors may make any rule which they think fit about how they take decisions, and about how such rules are to be recorded or communicated to directors. 19. Change of name The company may change its name by a decision of the directors. Appointment of Directors 20. Methods of appointing directors (1) Any person who is willing to act as a director, and is permitted by law to do so, may be appointed to be a director-- (a) by ordinary resolution, (b) by a decision of the directors; or (c) by a notice of his appointment given in accordance with Article 22. (2) In any case where, as a result of death, bankruptcy or other events, the company has no shareholders and no directors, the transmittee(s) of the last shareholder have the right, by notice in writing, to appoint one or more persons to be a director. (3) For the purposes of paragraph (2), where 2 or more shareholders die in circumstances rendering it uncertain who was the last to die, a younger shareholder is deemed to have survived an older shareholder. 21. Termination of director's appointment A person ceases to be a director as soon as: (a) that person ceases to be a director by virtue of any provision of the Companies Act 2006 or is prohibited from being a director by law; (b) a bankruptcy order is made against that person; (c) a composition is made with that person's creditors generally in satisfaction of that person's debts; (d) a registered medical practitioner who is treating that person gives a written opinion to the company stating that that person has become physically or mentally incapable of acting as a director and may remain so for more than three months;

15 (e) notification is received by the company from the director that the director is resigning from office, and such resignation has taken effect in accordance with its terms; (f) that person has for more than six consecutive months been absent without permission of the directors from meetings of directors held during that period and the directors resolve that that person should cease to be director; or (g) notice of his removal is given in accordance with Article 22. 22. Appointment and removal of directors by majority shareholders A shareholder or shareholders holding a majority in nominal value of the issued shares may by notice in writing signed by or on behalf of him or them and delivered to the registered office or tendered at a meeting of the directors or at a general meeting of the company at any time and from time to time appoint any person who is willing to act, and is permitted by law to do so, to be a director (either to fill a vacancy or as an additional director) or remove any director from office (no matter how he was appointed). The appointment or removal takes effect immediately on deposit of the notice or on such later date (if any) specified in the notice. 23. Directors' remuneration (1) Directors may undertake any services for the company that the directors decide. (2) Directors are entitled to such remuneration as the directors determine: (a) for their services to the company as directors, and (b) for any other service which they undertake for the company. (3) Subject to the articles, a director's remuneration may take any form. (4) Unless the directors decide otherwise, directors' remuneration accrues from day to day. (5) Directors are not accountable to the company for any remuneration which they receive as directors or other officers or employees of the company, any group company or any other body corporate in which the company is interested, and the receipt of such benefit shall not disqualify any person from being a director of the company. (6) The directors may provide benefits, whether by the payment of a pension, allowance or gratuities, or any death, sickness or disability benefits or by insurance or otherwise, for any director or former director who holds or has held any office or employment with the company, predecessor in business of the company or with any undertaking which is or has been a group company and for any member of his family (including a spouse or former spouse) or any person who is or was dependent on him, and may (before as well as after he ceases to hold such office or employment) contribute to any fund and pay premiums for the purchase or provision of any such benefit.

16 24. Directors' expenses (1) The company may pay any reasonable expenses which the directors properly incur in connection with their attendance at: (a) meetings of directors or committees of directors, (b) general meetings, or (c) separate meetings of the holders of any class of shares or of debentures of the company, or otherwise in connection with the exercise of their powers and the discharge of their responsibilities in relation to the company. (2) Subject to the Companies Acts, the directors shall have power to make arrangements to provide a director with funds to meet expenditure incurred or to be incurred by him for the purpose of the company or for the purpose of enabling him properly to perform his duties as an officer of the company or to avoid him incurring any such expenditure. Alternate Directors 25. Appointment and removal of alternate directors (1) Any director (other than an alternate director) (the “appointor”) may appoint as an alternate any other director, or any other person approved by resolution of the directors, to: (a) exercise that director’s powers, and (b) carry out that director’s responsibilities, in relation to the taking of decisions by the directors in the absence of the alternate’s appointor (such person known as an “alternate director”). (2) Any appointment or removal of an alternate must be effected by notice in writing to the company signed by the appointor, or in any other manner approved by the directors. (3) The notice must: (a) identify the proposed alternate, and (b) in the case of a notice of appointment, contain a statement signed by the proposed alternate that the proposed alternate is willing to act as the alternate of the director giving the notice.

17 26. Rights and responsibilities of alternate directors (1) An alternate director has the same rights, in relation to any directors' meeting and all meetings of committees of directors of which his appointor is a member or directors' written resolutions, as the alternate's appointor. (2) Except as the articles specify otherwise, alternate directors: (a) are deemed for all purposes to be directors; (b) are liable for their own acts and omissions; (c) are subject to the same restrictions as their appointor; and (d) are not deemed to be agents of or for their appointor. (3) Subject to the articles, a person who is an alternate director but not also a director: (a) may be counted as participating for the purposes of determining whether a quorum is participating (but only if that person's appointor is not participating), and (b) may sign or otherwise indicate his agreement to a written resolution (but only if it is not signed or to be signed or otherwise agreed by that person's appointor). No alternate may be counted as more than one director for such purposes. (4) Subject to the articles, a director who is also an alternate director has an additional vote on behalf of each appointor who: (a) is not participating in a directors' meeting; and (b) would have been entitled to vote if he was participating in it. (5) An alternate director is not entitled to receive any remuneration from the company for serving as an alternate director except such part of the alternate's appointor's remuneration as the appointor may direct by notice in writing made to the company. 27. Termination of alternate directorship (1) An alternate director's appointment as an alternate terminates: (a) when the alternate's appointor revokes the appointment by notice to the company in writing specifying when it is to terminate; (b) on the occurrence in relation to the alternate of any event which, if it occurred in relation to the alternate's appointor, would result in the termination of the appointor's appointment as a director; (c) on the death of the alternate's appointor; or

18 (d) when the alternate's appointor's appointment as a director terminates. Part 3 Shares and Distributions Shares 28. All shares to be fully paid (1) No share is to be issued for less than the aggregate of its nominal value and any premium to be paid to the company in consideration for its issue. (2) This does not apply to shares taken on the formation of the company by the subscribers to the company's memorandum. 29. Powers to issue different classes of share (1) Subject to the articles, but without prejudice to the rights attached to any existing share, the company may issue further classes of shares with such rights or restrictions as may be determined by ordinary resolution or, if no such resolution has been passed or so far as the resolution does not make specific provision, as the directors may decide. (2) The company may issue shares which are to be redeemed, or are liable to be redeemed at the option of the company or the holder, and the directors may determine the terms, conditions and manner of redemption of any such shares. (3) The rights, restrictions, terms and conditions attached to any shares issued pursuant to paragraph (1) or (2) of this article shall apply as if the same were set out in the articles. 30. Payment of commissions on subscription for shares (1) The company may pay any person a commission in consideration for that person: (a) subscribing, or agreeing to subscribe, for shares, or (b) procuring, or agreeing to procure, subscriptions for shares. (2) Any such commission may be paid: (a) in cash, or in fully paid shares or other securities, or partly in one way and partly in the other, and (b) in respect of a conditional or an absolute subscription. 31. Exclusion of pre-emption rights The pre-emption provisions in sections 561 and 562 of the Companies Act 2006 shall not apply to any allotment of equity securities made by the company.

19 32. Purchase of own shares The company may purchase its own shares in any way provided for by the Companies Acts. 33. Company not bound by less than absolute interests Except as required by law, no person is to be recognised by the company as holding any share upon any trust, and except as otherwise required by law or the articles, the company is not in any way to be bound by or recognise any interest in a share other than the holder's absolute ownership of it and all the rights attaching to it. 34. Share certificates (1) The company must issue each shareholder, free of charge, with one or more certificates in respect of the shares which that shareholder holds. (2) Every certificate must specify: (a) in respect of how many shares, of what class, it is issued; (b) the nominal value of those shares; (c) that the shares are fully paid; and (d) any distinguishing numbers assigned to them. (3) No certificate may be issued in respect of shares of more than one class. (4) If more than one person holds a share, only one certificate may be issued in respect of it. (5) Certificates must: (a) have affixed to them the company's common seal, or (b) be otherwise executed in accordance with the Companies Acts. 35. Replacement share certificates (1) If a certificate issued in respect of a shareholder's shares is: (a) damaged or defaced, or (b) said to be lost, stolen or destroyed, that shareholder is entitled to be issued with a replacement certificate in respect of the same shares. (2) A shareholder exercising the right to be issued with such a replacement certificate:

20 (a) may at the same time exercise the right to be issued with a single certificate or separate certificates; (b) must return the certificate which is to be replaced to the company if it is damaged or defaced; and (c) must comply with such conditions as to evidence, indemnity and the payment of a reasonable fee as the directors decide. 36. Share transfers (1) Shares may be transferred by means of an instrument of transfer in any usual form or any other form approved by the directors, which is executed by or on behalf of the transferor. (2) No fee may be charged for registering any instrument of transfer or other document relating to or affecting the title to any share. (3) The company may retain any instrument of transfer which is registered. (4) The transferor remains the holder of a share until the transferee's name is entered in the register of members as holder of it. 37. Transmission of shares (1) If title to a share passes to a transmittee, the company may only recognise the transmittee as having any title to that share. (2) Subject to article 37(3), a transmittee who produces such evidence of entitlement to shares as the directors may properly require: (a) may, subject to the articles, choose either to become the holder of those shares or to have them transferred to another person, and (b) subject to the articles, and pending any transfer of the shares to another person, has the same rights as the holder from whom the transmittee derived such entitlement had. (3) Transmittees do not have the right to attend or vote at a general meeting, or agree to a proposed written resolution, in respect of shares to which they are entitled, by reason of the event which gave rise to the transmission, unless they become the holders of those shares. 38. Exercise of transmittees' rights (1) Transmittees who wish to become the holders of shares to which they have become entitled must notify the company in writing of that wish. (2) If the transmittee wishes to have a share transferred to another person, the transmittee must execute an instrument of transfer in respect of it.

21 (3) Any transfer made or executed under this article is to be treated as if it were made or executed by the person from whom the transmittee has derived rights in respect of the share, and as if the event which gave rise to the transmission had not occurred. 39. Transmittees bound by prior notices If a notice is given to a shareholder in respect of shares and a transmittee (or any person nominated under article 37(2)) is entitled to those shares, the transmittee (and any person nominated under article 37(2)) is bound by the notice if it was given to the shareholder before the transmittee's name has been entered in the register of members. Dividends and Other Distributions 40. Procedure for declaring dividends (1) The company may by ordinary resolution declare dividends, and the directors may decide to pay interim dividends. (2) A dividend must not be declared unless the directors have made a recommendation as to its amount. Such a dividend must not exceed the amount recommended by the directors. (3) No dividend may be declared or paid unless it is in accordance with shareholders' respective rights. (4) Unless the shareholders' resolution to declare or directors' decision to pay a dividend, or the terms on which shares are issued, specify otherwise, it must be paid by reference to each shareholder's holding of shares in the class in respect of which the dividend is paid on the date of the resolution or decision to declare or pay it. All dividends shall be apportioned and paid proportionately to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid; but if any share is issued on terms providing that it shall rank for dividend as from a particular date, that share shall rank for dividend accordingly. (5) If the company's share capital is divided into different classes, no interim dividend may be paid on shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrear. (6) The directors may pay at intervals any dividend payable at a fixed rate if it appears to them that the profits available for distribution justify the payment. (7) If the directors act in good faith, they do not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend on shares with deferred or non-preferred rights. 41. Payment of dividends and other distributions (1) Where a dividend or other sum which is a distribution is payable in respect of a share, it must be paid by one or more of the following means:

22 (a) transfer to a bank or building society account specified by the distribution recipient either in writing or as the directors may otherwise decide; (b) sending a cheque made payable to the distribution recipient by post to the distribution recipient at the distribution recipient's registered address (if the distribution recipient is a holder of the share), or (in any other case) to an address specified by the distribution recipient either in writing or as the directors may otherwise decide; (c) sending a cheque made payable to such person by post to such person at such address as the distribution recipient has specified either in writing or as the directors may otherwise decide; or (d) any other means of payment as the directors agree with the distribution recipient either in writing or by such other means as the directors decide. (2) In the articles, "the distribution recipient" means, in respect of a share in respect of which a dividend or other sum is payable: (a) the holder of the share; or (b) if the share has two or more joint holders, whichever of them is named first in the register of members; or (c) if the holder is no longer entitled to the share by reason of death or bankruptcy, or otherwise by operation of law, the transmittee. 42. No interest on distributions The company may not pay interest on any dividend or other sum payable in respect of a share unless otherwise provided by: (a) the terms on which the share was issued, or (b) the provisions of another agreement between the holder of that share and the company. 43. Unclaimed distributions (1) All dividends or other sums which are: (a) payable in respect of shares, and (b) unclaimed after having been declared or become payable, may be invested or otherwise made use of by the directors for the benefit of the company until claimed. (2) The payment of any such dividend or other sum into a separate account does not make the company a trustee in respect of it.

23 (3) If-: (a) twelve years have passed from the date on which a dividend or other sum became due for payment, and (b) the distribution recipient has not claimed it, the distribution recipient is no longer entitled to that dividend or other sum and it ceases to remain owing by the company. 44. Non-cash distributions (1) Subject to the terms of issue of the share in question, the company may, by ordinary resolution on the recommendation of the directors or by a decision of the directors, decide to pay all or part of a dividend or other distribution payable in respect of a share by transferring non-cash assets of equivalent value (including, without limitation, shares or other securities in any company). (2) For the purposes of paying a non-cash distribution, the directors may make whatever arrangements they think fit, including, where any difficulty arises regarding the distribution: (a) fixing the value of any assets; (b) paying cash to any distribution recipient on the basis of that value in order to adjust the rights of recipients; and (c) vesting any assets in trustees. 45. Waiver of distributions Distribution recipients may waive their entitlement to a dividend or other distribution payable in respect of a share by giving the company notice in writing to that effect, but if: (a) the share has more than one holder, or (b) more than one person is entitled to the share, whether by reason of the death or bankruptcy of one or more joint holders, or otherwise, the notice is not effective unless it is expressed to be given, and signed, by all the holders or persons otherwise entitled to the share. 46. Distribution in specie on winding up If the company is wound up, the liquidator may, with the sanction of a special resolution of the company and any other sanction required by law, divide among the shareholders in specie the whole or any part of the assets of the company and may, for that purpose, value any assets and determine how the division shall be carried out as between the shareholders or different classes of shareholders. The liquidator may, with the like sanction, vest the whole or any part of the assets in trustees upon such trusts for the

24 benefit of the shareholders as he with the like sanction determines, but no member shall be compelled to accept any assets upon which there is a liability. Capitalisation of Profits 47. Authority to capitalise and appropriation of capitalised sums (1) Subject to the articles, the directors may, if they are so authorised by an ordinary resolution: (a) decide to capitalise any profits of the company (whether or not they are available for distribution) which are not required for paying a preferential dividend, or any sum standing to the credit of any of the company's reserves or funds, including but not limited to the share premium account, capital redemption reserve, merger reserve or revaluation reserve; and (b) appropriate any sum which they so decide to capitalise (a "capitalised sum") to the persons who would have been entitled to it if it were distributed by way of dividend (the "persons entitled") and in the same proportions. (2) Capitalised sums must be applied: (a) on behalf of the persons entitled, and (b) in the same proportions as a dividend would have been distributed to them. (3) Any capitalised sum may be applied in paying up new shares of a nominal amount equal to the capitalised sum which are then allotted credited as fully paid to the persons entitled or as they may direct. (4) A capitalised sum which was appropriated from profits available for distribution may be applied in paying up new debentures of the company which are then allotted credited as fully paid to the persons entitled or as they may direct. (5) Subject to the articles the directors may: (a) apply capitalised sums in accordance with paragraphs (3) and (4) partly in one way and partly in another; (b) make such arrangements as they think fit to deal with shares or debentures becoming distributable in fractions under this article (including the issuing of fractional certificates or the making of cash payments); and (c) authorise any person to enter into an agreement with the company on behalf of all the persons entitled which is binding on them in respect of the allotment of shares and debentures to them under this article. Part 4 Decision-Making by Shareholders

25 Organisation of General Meetings 48. Attendance and speaking at general meetings (1) A person is able to exercise the right to speak at a general meeting when that person is in a position to communicate to all those attending the meeting, during the meeting, any information or opinions which that person has on the business of the meeting. (2) A person is able to exercise the right to vote at a general meeting when-- (a) that person is able to vote, during the meeting, on resolutions put to the vote at the meeting, and (b) that person's vote can be taken into account in determining whether or not such resolutions are passed at the same time as the votes of all the other persons attending the meeting. (3) The directors may make whatever arrangements they consider appropriate to enable those attending a general meeting to exercise their rights to speak or vote at it. (4) In determining attendance at a general meeting, it is immaterial whether any two or more members attending it are in the same place as each other. (5) Two or more persons who are not in the same place as each other attend a general meeting if their circumstances are such that if they have (or were to have) rights to speak and vote at that meeting, they are (or would be) able to exercise them. 49. Quorum for general meetings No business other than the appointment of the chairman of the meeting is to be transacted at a general meeting if the persons attending it do not constitute a quorum. 50. Chairing general meetings (1) If the directors have appointed a chairman, the chairman shall chair general meetings if present and willing to do so. (2) If the directors have not appointed a chairman, or if the chairman is unwilling to chair the meeting or is not present within ten minutes of the time at which a meeting was due to start: (a) the directors present, or (b) (if no directors are present), the meeting, must appoint a director or shareholder to chair the meeting, and the appointment of the chairman of the meeting must be the first business of the meeting. (3) The person chairing a meeting in accordance with this article is referred to as "the chairman of the meeting".

26 51. Attendance and speaking by directors and non-shareholders (1) Directors may attend and speak at general meetings, whether or not they are shareholders. (2) The chairman of the meeting may permit other persons who are not: (a) shareholders of the company, or (b) otherwise entitled to exercise the rights of shareholders in relation to general meetings, to attend and speak at a general meeting. 52. Adjournment (1) If the persons attending a general meeting within half an hour of the time at which the meeting was due to start do not constitute a quorum, or if during a meeting a quorum ceases to be present, the chairman of the meeting must adjourn it. (2) The chairman of the meeting may adjourn a general meeting at which a quorum is present if: (a) the meeting consents to an adjournment, or (b) it appears to the chairman of the meeting that an adjournment is necessary to protect the safety of any person attending the meeting or ensure that the business of the meeting is conducted in an orderly manner. (3) The chairman of the meeting must adjourn a general meeting if directed to do so by the meeting. (4) When adjourning a general meeting, the chairman of the meeting must: (a) either specify the time and place to which it is adjourned or state that it is to continue at a time and place to be fixed by the directors; and (b) have regard to any directions as to the time and place of any adjournment which have been given by the meeting. (5) If the continuation of an adjourned meeting is to take place more than 14 days after it was adjourned, the company must give at least 7 clear days' notice of it (that is, excluding the day of the adjourned meeting and the day on which the notice is given): (a) to the same persons to whom notice of the company's general meetings is required to be given, and (b) containing the same information which such notice is required to contain.

27 (6) No business may be transacted at an adjourned general meeting which could not properly have been transacted at the meeting if the adjournment had not taken place. Voting at General Meetings 53. Voting: general A resolution put to the vote of a general meeting must be decided on a show of hands unless a poll is duly demanded in accordance with the articles. 54. Errors and disputes (1) No objection may be raised to the qualification of any person voting at a general meeting except at the meeting or adjourned meeting at which the vote objected to is tendered, and every vote not disallowed at the meeting is valid. (2) Any such objection must be referred to the chairman of the meeting, whose decision is final. 55. Poll votes (1) A poll on a resolution may be demanded: (a) in advance of the general meeting where it is to be put to the vote, or (b) at a general meeting, either before a show of hands on that resolution or immediately after the result of a show of hands on that resolution is declared. (2) A poll may be demanded by: (a) the chairman of the meeting; (b) the directors; (c) two or more persons having the right to vote on the resolution; (d) a person or persons representing not less than one tenth of the total voting rights of all the shareholders having the right to vote on the resolution; or (e) a person or persons holding shares in the company conferring a right to vote on the resolution, being shares on which an aggregate sum has been paid up equal to not less than 10% of the total sum paid up on all the shares conferring that right. A demand for a poll by a proxy counts, for the purposes of paragraph (c) above, as a demand by a member, for the purposes of paragraph (d) above, as a demand by a member representing the voting rights that the proxy is authorised to exercise, and, for the purposes of paragraph (e) above, as a demand by a member holding the shares to which those rights are attached.

28 (3) A demand for a poll may be withdrawn if: (a) the poll has not yet been taken, and (b) the chairman of the meeting consents to the withdrawal. (4) Polls must be taken immediately and in such manner as the chairman of the meeting directs. 56. Content of proxy notices (1) Proxies may only validly be appointed by a notice in writing (a "proxy notice") which: (a) states the name and address of the shareholder appointing the proxy; (b) identifies the person appointed to be that shareholder's proxy and the general meeting in relation to which that person is appointed; (c) is signed by or on behalf of the shareholder appointing the proxy, or is authenticated in such manner as the directors may determine; and (d) is delivered to the company in accordance with the articles and any instructions contained in the notice of the general meeting (or adjourned meeting) to which they relate. (2) The company may require proxy notices to be delivered in a particular form, and may specify different forms for different purposes. (3) Proxy notices may specify how the proxy appointed under them is to vote (or that the proxy is to abstain from voting) on one or more resolutions. (4) Unless a proxy notice indicates otherwise, it must be treated as: (a) allowing the person appointed under it as a proxy discretion as to how to vote on any ancillary or procedural resolutions put to the meeting, and (b) appointing that person as a proxy in relation to any adjournment of the general meeting to which it relates as well as the meeting itself. 57. Delivery of proxy notices (1) A person who is entitled to attend, speak or vote (either on a show of hands or on a poll) at a general meeting remains so entitled in respect of that meeting or any adjournment of it, even though a valid proxy notice has been delivered to the company by or on behalf of that person. (2) An appointment under a proxy notice may be revoked by delivering to the company a notice in writing given by or on behalf of the person by whom or on whose behalf the proxy notice was given.

29 (3) A notice revoking a proxy appointment only takes effect if it is delivered before the start of the meeting or adjourned meeting to which it relates. (4) The directors may require the production of any evidence which they consider necessary to determine the validity of any proxy notice. 58. Amendments to resolutions (1) An ordinary resolution to be proposed at a general meeting may be amended by ordinary resolution if: (a) notice of the proposed amendment is given to the company in writing by a person entitled to vote at the general meeting at which it is to be proposed not less than 48 hours before the meeting is to take place (or such later time as the chairman of the meeting may determine), and (b) the proposed amendment does not, in the reasonable opinion of the chairman of the meeting, materially alter the scope of the resolution. (2) A special resolution to be proposed at a general meeting may be amended by ordinary resolution, if: (a) the chairman of the meeting proposes the amendment at the general meeting at which the resolution is to be proposed, and (b) the amendment does not go beyond what is necessary to correct a grammatical or other non-substantive error in the resolution. (3) If the chairman of the meeting, acting in good faith, wrongly decides that an amendment to a resolution is out of order, the chairman's error does not invalidate the vote on that resolution. 59. Class meetings The provisions of the articles relating to general meetings shall apply, with any necessary modifications, to any separate general meeting of the holders of shares of a class. For this purpose, a general meeting at which no holder of a share other than an ordinary share may, in his capacity as a member, attend or vote shall also constitute a separate general meeting of the holders of the ordinary shares. Part 5 Administrative Arrangements 60. Means of communication to be used (1) Subject to the articles, anything sent or supplied by or to the company under the articles may be sent or supplied in any way in which the Companies Act 2006 provides for documents or information which are authorised or required by any provision of that Act to be sent or supplied by or to the company.

30 (2) Subject to the articles, any notice or document to be sent or supplied to a director in connection with the taking of decisions by directors may also be sent or supplied by the means by which that director has asked to be sent or supplied with such notices or documents for the time being. (3) A director may agree with the company that notices or documents sent to that director in a particular way are to be deemed to have been received within a specified time of their being sent, and for the specified time to be less than 48 hours. 61. When notice or other communication deemed to have been received (1) Any notice, document or information sent or supplied by the company to the shareholders or any of them: (a) by post, shall be deemed to have been received 24 hours after the time at which the envelope containing the notice, document or information was posted unless it was sent by second class post, or there is only one class of post, or it was sent by air mail to an address outside the United Kingdom, in which case it shall be deemed to have been received 48 hours after it was posted. Proof that the envelope was properly addressed, prepaid and posted shall be conclusive evidence that the notice, document or information was sent; (b) by being left at a shareholder's registered address, or such other postal address as notified by the shareholder to the company for the purpose of receiving company communications, shall be deemed to have been received on the day it was left; (c) by electronic means, shall be deemed to have been received 24 hours after it was sent. Proof that a notice, document or information in electronic form was addressed to the electronic address provided by the shareholder for the purpose of receiving communications from the company shall be conclusive evidence that the notice, document or information was sent; and (d) by making it available on a website, shall be deemed to have been received on the date on which notification of availability on the website is deemed to have been received in accordance with this article or, if later, the date on which it is first made available on the website. 62. Company seals (1) Any common seal may only be used by the authority of the directors. (2) The directors may decide by what means and in what form any common seal is to be used. (3) Unless otherwise decided by the directors, if the company has a common seal and it is affixed to a document, the document must also be signed by at least one authorised person in the presence of a witness who attests the signature. (4) For the purposes of this article, an authorised person is:

31 (a) any director of the company; (b) the company secretary (if any); or (c) any person authorised by the directors for the purpose of signing documents to which the common seal is applied. 63. No right to inspect accounts and other records Except as provided by law or authorised by the directors or an ordinary resolution of the company, no person is entitled to inspect any of the company's accounting or other records or documents merely by virtue of being a shareholder. 64. Provision for employees on cessation of business The directors may decide to make provision for the benefit of persons employed or formerly employed by the company or any of its subsidiaries (other than a director or former director or shadow director) in connection with the cessation or transfer to any person of the whole or part of the undertaking of the company or that subsidiary. Directors' Indemnity and Insurance 65. Indemnity (1) Subject to paragraph (4), a relevant director may be indemnified out of the company's assets against: (a) any liability incurred by that director in connection with any negligence, default, breach of duty or breach of trust in relation to the company or an associated company, (b) any liability incurred by that director in connection with the activities of the company or an associated company in its capacity as a trustee of an occupational pension scheme, (c) any other liability incurred by that director as an officer of the company or an associated company. (2) The company may fund a relevant director’s expenditure for the purposes permitted under the Companies Acts and may do anything to enable a relevant director to avoid incurring such expenditure as provided in the Companies Acts. (3) No relevant director shall be accountable to the company or the members for any benefit provided pursuant to this article and the receipt of any such benefit shall not disqualify any person from being or becoming a director of the company. (4) This article does not authorise any indemnity which would be prohibited or rendered void by any provision of the Companies Acts or by any other provision of law.

32 66. Insurance (1) The directors may decide to purchase and maintain insurance, at the expense of the company, for the benefit of any relevant director in respect of any relevant loss. 67. Definitions (1) In articles 65 and 66: (a) companies are associated if one is a subsidiary of the other or both are subsidiaries of the same body corporate, (b) a "relevant director" means any director or former director of the company or an associated company; and (c) a "relevant loss" means any loss or liability which has been or may be incurred by a relevant director in connection with that director's duties or powers in relation to the company, any associated company or any pension fund or employees' share scheme of the company or associated company. 68. Scheme of Arrangement (1) In this Article 68, references to “ARM Scheme” means the scheme of arrangement dated 3 August 2016 under Part 26 of the Companies Act 2006 between the Company and the Scheme Shareholders (as defined in the ARM Scheme), in its original form or with or subject to any modification, addition or condition approved or imposed by the High Court of Justice of England and Wales, and “SoftBank" means SoftBank Group Corp. (2) Notwithstanding any other provision of these Articles, if the Company issues any shares (other than to SoftBank, any subsidiary of SoftBank or any nominee(s) of SoftBank) after the adoption of this Article and at or prior to the Scheme Record Time (as defined in the ARM Scheme), such shares shall be issued subject to the terms of the ARM Scheme and the holders of such shares shall be bound by the ARM Scheme accordingly. (3) Notwithstanding any other provision of these Articles, subject to the ARM Scheme becoming effective, any shares issued, or transferred pursuant to Article 68(4) below, to any person (other than to SoftBank, any subsidiary of SoftBank or any nominee(s) of SoftBank) after the Scheme Record Time (a “New Member”) (each a “Post-Scheme Share”) shall be issued on terms that they shall (on the Effective Date (as defined in the ARM Scheme) or, if later, on issue (but subject to the terms of Articles 68(4) and 68(5) below)), be immediately transferred to SoftBank (or such person as it may direct) (the “Purchaser”), who shall be obliged to acquire each Post-Scheme Share in consideration of and conditional upon the payment by or on behalf of SoftBank to the New Member of an amount in cash for each Post-Scheme Share equal to the consideration to which a New Member would have been entitled had such Post-Scheme Share been a Scheme Share. (4) Any New Member (other than, for the avoidance of doubt, a person who becomes a New Member by virtue of a transfer pursuant to this Article 68(4)) may, prior to the issue of Post- Scheme Shares to him or her pursuant to the exercise of an option or satisfaction of an award under one of the ARM Share Schemes (as defined in the ARM Scheme), give not less

33 than two business days' written notice to the Company in such manner as the board shall prescribe of his or her intention to transfer some or all of such Post-Scheme Shares to his or her spouse or civil partner and may, if such notice has been validly given, on such Post- Scheme Shares being issued to him or her, immediately transfer to his or her spouse or civil partner any such Post-Scheme Shares, provided that such Post-Scheme Shares will then be immediately transferred by that spouse or civil partner (as applicable) to the Purchaser pursuant to Article 68(3) above. If notice has been validly given pursuant to this Article 68(4) but the New Member does not immediately transfer to his or her spouse or civil partner the Post-Scheme Shares in respect of which notice was given, such shares will be transferred to the Purchaser and/or its nominee(s) pursuant to Article 68(3) above. (5) On any reorganisation of, or material alteration to, the share capital of the Company (including, without limitation, any subdivision and/or consolidation) carried out after the Effective Date, the value of the consideration per Post-Scheme Share to be paid under Article 68(3) shall be adjusted by the Company in such manner as the auditors of the Company may determine to be appropriate to reflect such reorganisation or alteration References in this Article to such shares shall, following such adjustment, be construed accordingly. (6) To give effect to any transfer of Post-Scheme Shares required pursuant to Article 68(3), the Company may appoint any person as attorney and/or agent for the New Member to transfer the Post-Scheme Shares to the Purchaser and/or its nominees and do all such other things and execute and deliver all such documents or deeds as may in the opinion of such attorney or agent be necessary or desirable to vest the Post-Scheme Shares in the Purchaser and pending such vesting to exercise all such rights attaching to the Post- Scheme Shares as the Purchaser may direct. If an attorney or agent is so appointed, the New Member shall not thereafter (except to the extent that the attorney or agent fails to act in accordance with the directions of the Purchaser) be entitled to exercise any rights attaching to the Post-Scheme Shares unless so agreed in writing by the Purchaser. The attorney or agent shall be empowered to execute and deliver as transferor a form of transfer or instructions of transfer on behalf of the New Member (or any subsequent holder) in favour of the Purchaser and the Company may give a good receipt for the consideration for the Post-Scheme Shares and may register the Purchaser as holder thereof and issue to it certificate(s) for the same. The Company shall not be obliged to issue a certificate to the New Member for the Post-Scheme Shares. The Purchaser shall settle the consideration due to the New Member pursuant to Article 68(3) above by sending a cheque drawn on a UK clearing bank in favour of the New Member (or any subsequent holder) for the purchase price of such Post-Scheme Shares as soon as practicable and in any event no later than 14 days after the date on which the Post- Scheme Shares are issued to the New Member. (7) If the ARM Scheme shall not have become effective by the applicable date referred to in (or otherwise set in accordance with) paragraph 6(b) of the ARM Scheme, this Article 68 shall cease to be of any effect. (8) Notwithstanding any other provision of these Articles, both the Company and the board shall refuse to register the transfer of any Scheme Shares effected between the Scheme Record Time and the Effective Date (as defined in the ARM Scheme) other than to the Purchaser and/or its nominees pursuant to the Scheme.

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